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                                                                  EXHIBIT 10.10

                              GOVERNANCE AGREEMENT



                                     between


                                 MARINEMAX, INC.

                                       and

                              BRUNSWICK CORPORATION




                                 April 28, 1998
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                              GOVERNANCE AGREEMENT

                  GOVERNANCE AGREEMENT dated as of April 28, 1998, between MARINEMAX, INC., a Delaware corporation ("Company"), and BRUNSWICK CORPORATION, a Delaware corporation for itself and on behalf of its subsidiaries and affiliates including the Sea Ray Division of Brunswick ("Stockholder").

                                 R E C I T A L S

                  A. Stockholder plans to purchase such number of shares of Common Stock, par value $.001, of Company that will represent 14.1% of the issued and outstanding shares of Common Stock of Company upon the closing of the Company's initial public offering (the "IPO Shares").

                  B. Company, Stockholder, and others have entered into a stockholders' agreement of even date (the "Stockholders' Agreement"), among other things, relating to the purchase and sale of Common Stock of Company. Terms not otherwise defined in this Agreement shall have the definitions set forth in the Stockholders' Agreement.

                  C. Company and Stockholder desire to establish in this Agreement certain terms and conditions concerning Stockholder's participation in the corporate governance of Company.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Company and Stockholder hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the following meanings:

                  SECTION 1.1 "AFFILIATE" means that set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

                  SECTION 1.2 "BENEFICIALLY OWN" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  SECTION 1.3 "COMMISSION" means the Securities and Exchange Commission.
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                  SECTION 1.4 "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  SECTION 1.5 "INITIAL OWNERSHIP PERCENTAGE" means fourteen and one-tenth percent (14.1%) of the issued and outstanding Common Stock of the Company after giving effect to the IPO if Stockholder purchases the shares of the Company's Common Stock as contemplated by the Agreement Relating to the Purchase of MarineMax Common Stock between Company and Stockholder.

                  SECTION 1.6 "PERMITTED EXCESS SHARES" means the Total Voting Power that the Stockholder may beneficially own in excess of the Targeted Investment Percentage as permitted by Section 2.1, Section 3.1, Section 7.5, and
Section 7.6 of the Stockholders' Agreement.

                  SECTION 1.7 "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or other entity.

                  SECTION 1.8 "13D GROUP" means any group of Persons acquiring, holding, voting, or disposing of Voting Securities that would be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than five percent (5%) of any class of Voting Securities then outstanding.

                  SECTION 1.9 "STANDSTILL PERIOD" means any period of time during which Stockholder Beneficially Owns Voting Securities representing at least five percent (5%) of the Total Voting Power.

                  SECTION 1.10 "TARGETED INVESTMENT PERCENTAGE" means, to the extent Stockholder acquires the Initial Ownership Percentage, nineteen percent (19%) of the issued and outstanding Common Stock of the Company after giving effect to the IPO.

                  SECTION 1.11 "TOTAL VOTING POWER" means at any time the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

                  SECTION 1.12 "TRANSFER" means any sale, transfer, pledge, encumbrance, or other disposition, and to "Transfer" shall mean to sell, transfer, pledge, encumber, or otherwise dispose of.

                  SECTION 1.13 "VOTING SECURITIES" means at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.


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                                   ARTICLE II
                      STANDSTILL AND TRANSFER RESTRICTIONS

                  SECTION 2.1 ACQUISITION OF VOTING SECURITIES.

                    (a) Stockholder shall not, directly or indirectly, Beneficially Own any Voting Securities that exceed the Targeted Investment Percentage and the Permitted Excess Shares. Stockholder shall not permit any Affiliate (regardless of whether such Person becomes an Affiliate of Stockholder after the date of this Agreement) to acquire, directly or indirectly, any Voting Securities that exceed the Targeted Investment Percentage and the Permitted Excess Shares. Stockholder shall not be deemed to have violated this Section 2.1(a) as a result of an inadvertent acquisition of Voting Securities by Stockholder or an Affiliate of Stockholder so long as Stockholder complies with
Section 2.1(b) promptly after Stockholder learns of any such inadvertent acquisition.

                    (b) If at any time Stockholder and its Affiliates Beneficially Own more than the Targeted Investment Percentage and the Permitted Excess Shares other than as a result of Company purchasing or acquiring its own Voting Securities, then Stockholder shall reasonably promptly take all action necessary to reduce the amount of Voting Securities Beneficially Owned by such Persons to an amount not greater than the Targeted Investment Percentage and the Permitted Excess Shares.

                  SECTION 2.2 ADDITIONAL RESTRICTIONS ON TRANSFER. Stockholder shall comply with the Stockholders' Agreement with respect to any proposed Transfer of Voting Securities by Stockholder and Affiliates of Stockholder. In addition, during the Standstill Period, Stockholder shall not, directly or indirectly, Transfer, or permit any Affiliate to Transfer, any Voting Securities to any Person (including its Affiliates and any Person that are, to Stockholder's knowledge after reasonable inquiry, part of any 13D Group, which includes such transferee or any of its Affiliates) that, after giving effect to such Transfer, would Beneficially Own Voting Securities representing more than 5% of the Total Voting Power, and provided, further, that Stockholder shall have complied in good faith with Section 2.3 in all material respects.

                  SECTION 2.3 FURTHER RESTRICTIONS ON CONDUCT. Except as permitted by the Stockholders' Agreement, Stockholder covenants and agrees that during the Standstill Period, without the prior written consent of Company:

                    (a) Neither Stockholder nor any Affiliate of Stockholder shall act, alone or in concert with others, to seek to affect or influence the control of the management or Board of Directors of Company or the business, operations, or policies of Company;

                    (b) Neither Stockholder nor any Affiliate of Stockholder shall deposit any Voting Securities in a voting trust (except a voting trust or agreement or agreement to which Company is a party) or, except as provided in the Stockholders' Agreement, subject any Voting


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Securities to any arrangement or agreement with respect to the voting of such
Voting Securities or other agreement having similar effect;

                    (c) Neither Stockholder nor any Affiliate of Stockholder shall make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date hereof) in opposition to the recommendation of the majority of the directors of Company with respect to any matter;

                    (d) Neither Stockholder nor any Affiliate of Stockholder shall initiate, propose, or otherwise solicit any stockholders of Company for the approval of any stockholder proposals with respect to Company or induce or attempt to induce any other Person to initiate any stockholder proposal;

                    (e) Except as provided in the Stockholders' Agreement, neither Stockholder nor any Affiliate of Stockholder shall join a partnership, limited partnership, syndicate, or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting, or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act;

                    (f) Neither Stockholder nor any Affiliate of Stockholder shall encourage, support, or participate in any tender or exchange offer for Voting Securities of Company without the prior written consent of Company unless at least fifty-one percent (51%) of the then outstanding Common Stock of Company (excluding any Common Stock Beneficially Owned by Stockholder or any Affiliate of Stockholder) has been tendered in response to such tender offer or exchange offer or the Company announces that it supports the tender or exchange offer; and

                    (g) Neither Stockholder nor any Affiliate of Stockholder shall take any other action inconsistent with the foregoing, provided that nothing in this Agreement shall restrict Stockholder from exercising its rights under the Dealer Agreements.

                  SECTION 2.4 REPORTS. During the Standstill Period, Stockholder shall deliver to Company, promptly after any acquisition or Transfer of Voting Securities, an accurate written report specifying the amount and class of Voting Securities acquired or Transferred in such transaction and the amount of each class of Voting Securities owned by Stockholder and Stockholders' Affiliates after giving effect to such transaction; provided, however, that no such report need be delivered with respect to any such acquisition or Transfer of Voting Securities by Stockholder or any Affiliate of Stockholder that is reported in a statement on Schedule 13D filed with the Commission and delivered to Company by Stockholder in accordance with Section 13(d) of the Exchange Act and the rules thereunder. Company shall be entitled to rely on such reports and statements on
Schedule 13D for all purposes of this Agreement.


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                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES

                  SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants as follows:

                    (a) Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                    (b) The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby.

                    (c) This Agreement has been duly executed and delivered by Company, constitutes a valid and binding obligation of Company, and is enforceable against Company in accordance with its terms.

                  SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants as follows:

                    (a) Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                    (b) The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Stockholder, and no other corporate proceedings on the part of Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby.

                    (c) This Agreement has been duly executed and delivered by Stockholder, constitutes a valid and binding obligation of Stockholder, and is enforceable against Stockholder in accordance with its terms.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  SECTION 4.1 NOTICES. Unless otherwise specifically stated herein, all notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered


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against receipt, twelve (12) hours after being sent by facsimile, or seventy-two
(72) hours after being sent by registered or certified mail, postage prepaid, addressed as set forth below:

If to the Company, to:                      With a copy to:

MarineMax, Inc.                             O'Connor, Cavanagh, Anderson,
Attn: Mr. William H. McGill Jr.             Killingsworth & Beshears P.A.
18167 US North #499                         Attn:  Robert S. Kant, Esq.
Clearwater, Florida 33764                   One East Camelback Road, Suite 1100
Tel:  813-531-1700                          Phoenix, Arizona 85012
Fax:  813-531-0123                          Tel:  602-263-2606
                                            Fax:  602-263-2900

If to the Stockholder, to:                  With a copy to:

Brunswick Corporation                       Brunswick Corporation
Attn: Mr. Peter Larson                      Attn: General Counsel
1 North Field Court                         1 North Field Court
Lake Forest, Illinois  60045                Lake Forest, Illinois  60045
Tel:  (847) 735-4822                        Tel:  (847) 735-4305
Fax:  (847) 735-4425                        Fax:  (847) 735-4050

                  SECTION 4.2 AMENDMENTS; NO WAIVERS.

                    (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Stockholder and Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

                    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 4.3 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except, however, Stockholder may not transfer or assign any of its rights hereunder without the written consent of Company.

                  SECTION 4.4 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the state of Delaware.


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                  SECTION 4.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

                  SECTION 4.6 SPECIFIC PERFORMANCE. Company and Stockholder each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by Company or Stockholder of the provisions of this Agreement, in addition to any remedies at law, Stockholder and Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

                  SECTION 4.7 TERMINATION. This Agreement shall be inoperative during any period that Stockholder and its Affiliates Beneficially Own less than five percent (5%) of the Voting Securities and neither Stockholder nor its Affiliates take any action or pursue any course of conduct that could result in Stockholder and its Affiliates owning more than a total of five percent (5%) of the Voting Securities. This Agreement shall terminate and be of no further force and effect upon the earlier of (a) ten (10) years from the date of this Agreement, (b) such time, if any, that a majority of the members of the Board of Directors of Company has not consisted of the Senior Founders and Other Designated Members for a period of sixty (60) consecutive days, or (c) the date on which Brunswick and its Affiliates have owned a total of less than five percent (5%) of the Voting Securities for two (2) consecutive years. Notwithstanding the foregoing, Brunswick shall be bound by the provisions of
Section 2.3 and shall take no actions inconsistent therewith for a period of six
(6) months after the termination of the Dealer Agreements as a result of termination by Brunswick for cause.

                  SECTION 4.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  SECTION 4.9 EFFECTIVE DATE. This Agreement shall be effective upon the final closing under the IPO and Brunswick's purchase of Voting Securities, but no party shall take any actions inconsistent with this Agreement after its execution except that the Senior Founders may sell securities as Selling Stockholders in the IPO.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       MARINEMAX, INC.


                                       By: /s/ William H. McGill, Jr.

                                       Title: Chairman CEO

                                       Date: April 30, 1998



                                       BRUNSWICK CORPORATION

                                       By: /s/ Peter N. Larson

                                       Title: Chairman & Chief Executive Officer

                                       Date: April 30, 1998



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